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                                                                    EXHIBIT 15.1


September 22, 2000

The Board of Directors and Stockholders
FutureLink Corp.

We are aware of the inclusion in the Registration Statement (Form SB-2) of FutureLink Corp. for the registration of 3,027,113 shares of its common stock of jour report dated August 30, 1999 relating to the unaudited financial statements of CN Networks, Inc. as of September 30, 1998 and 1999 and for the nine months then ended.


                                             MORELAND & DAVIS

                                             /s/ Moreland & Davis

[MORELAND & DAVIS LETTERHEAD]